EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innovative Solutions and Support, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ GEOFFREY S. M. HEDRICK
GEOFFREY S. M. HEDRICK
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

July 29, 2005

/s/	JAMES J. REILLY
CHIEF FINANCIAL OFFICER

July 29, 2005